UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       May 29, 2002
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events

     On May 29, 2002, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Reports May Comparable Sales." The press release contained the following information.






                                                           FOR IMMEDIATE RELEASE

Contact:  Carol DiRaimo,
          Director of Investor Relations
          (913) 967-4109

              Applebee's International Reports May Comparable Sales

Overland Park, Kan., May 29, 2002 -- Applebee's International, Inc. (Nasdaq:APPB) today reported comparable sales for the four-week period ended May 26, 2002. System-wide comparable sales increased 4.0 percent for the May period, and comparable sales for franchise restaurants increased 4.7 percent. Comparable sales for company restaurants increased 1.4 percent, reflecting flat guest traffic combined with a higher average check.

System-wide comparable sales for the quarter-to-date period (eight weeks) have increased 4.3 percent, with franchise and company restaurant comparable sales up
4.8 percent and 2.7 percent, respectively.

Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. There are currently 1,416 Applebee's restaurants operating system-wide in 49 states and eight international countries. Additional information on Applebee's
International  can  be  found  at  the  company's  website  (www.applebees.com).



                                      # # #

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    May 29, 2002                      By: /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer